Exhibit 4.3

NUMBER		SHARES
PC-

NovaStar Financial, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
8.90% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK		8.90% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF KANSAS CITY, MO OR NEW YORK, NY		CUSIP 669947 80 6 SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

Is the Registered Holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF 8.90% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF

NovaStar Financial, Inc.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:

CHIEF EXECUTIVE OFFICER	[Seal]	PRESIDENT

NovaStar Financial, Inc.

The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of maintaining the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, including a restriction on ownership of equity stock in excess of 9.8% (subject to certain exceptions) of the outstanding equity stock of the Corporation, all as set forth in the Corporation’s Articles of Incorporation, as the same may be amended from time to time, a copy of which will be sent without charge to each stockholder who so requests. Such request may be made to the Secretary of the Corporation.

In addition, the Corporation will furnish to any stockholder on request and without charge a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series, if any, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	Custodian
					(Cust)	(Minor)
TEN ENT	–	as tenants by the entireties			under Uniform Gifts to Minors Act
(State)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For Value received	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY SUCH CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION. (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15